UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2013

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 12, 2013, Ecotality, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with the investors listed therein (collectively, the “Investors”) pursuant to which the Investors agreed to purchase a total of 5,123,423 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $8,197,476 (the “Investment”).

On June 18, 2013, in connection with the Investment and the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a registration statement providing for the resale of the securities purchased by the Investors under the Securities Purchase Agreement. The registration statement must be filed no later than 30 days after the closing date under the Securities Purchase Agreement. The registration statement must be declared effective by the Securities and Exchange Commission no later than 90 days after the closing date (or, in the event of a “full review” by the SEC, no later than 120 days after the closing date). The Company will be required to pay liquidated damages to the Investors as set forth in the Registration Rights Agreement if it fails to meet these deadlines.

Item 3.02     Unregistered Sales of Equity Securities

The disclosure in Item 1.01 is incorporated herein by reference.

The closing of the Investment occurred on June 18, 2013. In connection with the closing, the Company received gross proceeds of $8,197,476 and issued 5,123,423 shares of Common Stock to the Investors at a purchase price of $1.60 per share. The Company also issued a Warrant to each Investor to purchase a number of shares of Common Stock equal to 50% of the total number of shares of Common Stock purchased by such investor at the closing. On an aggregate basis, the Company issued Warrants to purchase 2,561,712 shares of Common Stock to the Investors as a collective group. The exercise price of the Warrants is $2.04 per share. The Warrants are exercisable for a five year period beginning six months after the closing date. Under the terms of the Warrants, the Company may not effect any exercise of the Warrants in an amount that would result in an Investor or its affiliates beneficially owning more than 4.9% of the outstanding Common Stock upon such an exercise.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investors as accredited investors as defined under the Securities Act, and such transaction will be effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, Warrants and Registration Rights Agreement are qualified in their entirety by the full text of such documents, each of which has been filed as an Exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 13, 2013.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Name and/or Identification of Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ H. Ravi Brar	President and CEO	June 19, 2013
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	June 19, 2013
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
99.1	Press Release